EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 27, 2004 accompanying the financial statements of USURF America, Inc., also incorporated by reference in the Form S-8 Registration Statement of USURF America, Inc.

/s/ Hein & Associates, LLP
-------------------------------
HEIN & ASSOCIATES LLP

Denver, Colorado
January 4, 2005